UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 9, 2019
______________
Lakeland Financial Corporation
(Exact name of Registrant as specified in its charter)
______________

Indiana	0-11487	35-1559596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)

202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387
(Address of principal executive offices) (Zip Code)
(574) 267-6144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b)
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 9, 2019, the Company’s annual meeting of stockholders was held. At the meeting, the stockholders elected Blake W. Augsburger, Robert E. Bartels, Jr., Darrianne P. Christian, Daniel F. Evans, Jr., David M. Findlay, Thomas A. Hiatt, Michael L. Kubacki, Emily E. Pichon, Steven D. Ross, Brian J. Smith, Bradley J. Toothaker, Ronald D. Truex and M. Scott Welch, each with terms expiring in 2020. Additionally, the Company’s stockholders ratified the advisory vote on executive compensation and ratified the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019.

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

Election of Directors:
Broker
For	Against	Abstain	Non-votes
Blake W. Augsburger
         Robert E. Bartels, Jr.
         Darrianne P. Christian
         Daniel F. Evans, Jr.
         David M. Findlay
         Thomas A. Hiatt
         Michael L. Kubacki
         Emily E. Pichon
         Steven D. Ross
         Brian J. Smith
         Bradley J. Toothaker
         Ronald D. Truex
         M. Scott Welch
18,695,878 18,547,069 18,816,985 18,702,678 18,859,095 18,465,035 18,610,552 18,957,972 18,647,547 19,199,293 17,741,337 19,123,244 18,440,974	603,487 751,714 483,725 596,686 433,750 826,782 693,477 336,429 651,817 99,490 1,556,835 179,892 855,202	34,051 34,633 32,706 34,052 40,571 41,599 29,387 39,015 34,052 34,633 35,244 30,280 37,240	3,377,843 3,377,843 3,377,843 3,377,843 3,377,843 3,377,843 3,377,843 3,377,843 3,377,843 3,377,843 3,377,843 3,377,843 3,377,843

Approval of Advisory Proposal on Executive Compensation:

For	Against	Abstain	Broker Non-votes
18,529,532	696,665	107,219	3,377,843

Ratification of Crowe LLP as Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-votes
22,143,350	463,633	104,276

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LAKELAND FINANCIAL CORPORATION

Dated:  April 10, 2019 By:  /s/Lisa M. O’Neill
                               Lisa M. O’Neill
                               Executive Vice President and
                               Chief Financial Officer